Exhibit 99.1

         ADVANCIS PHARMACEUTICAL ANNOUNCES CHANGE TO BOARD OF DIRECTORS

    GERMANTOWN, Md., Aug. 22 /PRNewswire/ -- Advancis Pharmaceutical Corporation (Nasdaq: AVNC), a pharmaceutical company focused on developing and commercializing novel anti-infective products, today announced that Elizabeth Czerepak resigned from its Board of Directors on August 18, 2005. Ms. Czerepak informed the Company that it is her Fund's general policy to have its board representatives resign from public boards in order to increase the Fund's trading flexibility.

    Ms. Czerepak is a member of Bear Stearns Health Innoventures Management LLC, the general partner of Bear Stearns Health Innoventures and affiliated entities (collectively the "Fund"). Ms. Czerepak is also an employee of Bear Stearns Asset Management Inc.

    "We will miss Elizabeth's valuable counsel and perspective, but understand that her Fund has a policy and history of having their partners leave after their trading restrictions have expired. We will miss her service to the Advancis Board," said Edward M. Rudnic, Ph.D., chairman, president and CEO of Advancis. "Personally, I would like to thank Elizabeth for her contributions, wish her the best in her ongoing endeavors, and I know we can count on her continued support of Advancis."

    "My association with Advancis, their board of directors, and senior management team has been deeply rewarding, both personally and professionally and I look forward to continuing to contribute to its development where I can," stated Ms. Czerepak.

    ABOUT ADVANCIS PHARMACEUTICAL:
    Advancis Pharmaceutical Corporation (Nasdaq: AVNC) is a pharmaceutical company focused on the development and commercialization of pulsatile drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. The Company is developing a broad portfolio of anti-infective drugs based on its novel biological finding that bacteria exposed to antibiotics in frontloaded staccato bursts, or "pulses," are killed more efficiently and effectively than those under standard treatment regimens. Based on this finding, Advancis has developed a proprietary, once-a-day pulsatile delivery technology called PULSYS. By examining the resistance patterns of bacteria and applying its delivery technologies, Advancis has the potential to redefine infectious disease therapy and significantly improve drug efficacy, shorten length of therapy, and reduce drug resistance versus currently available antibacterial products. For more on Advancis, please visit http://www.advancispharm.com.

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    This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Advancis' current expectations and assumptions. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the Company's future development plans, clinical trials, and financial results. The actual results realized by Advancis could differ materially from these forward-looking statements, depending in particular upon the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. These include, without limitation, risks and uncertainties relating to the Company's financial results and the ability of the Company to (1) reach profitability, (2) prove that the preliminary findings for its product candidates are valid, (3) receive required regulatory approvals, (4) successfully conduct clinical trials in a timely manner, (5) establish its competitive position for its products, (6) develop and commercialize products that are superior to existing or newly developed competitor products, (7) develop products without any defects, (8) have sufficient capital resources to fund its operations, (9) protect its intellectual property rights and patents, (10) implement its sales and marketing strategy, (11) successfully attract and retain collaborative partners, (12) implement its workforce reduction, and (13) retain its senior management and other personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today's date. Advancis undertakes no obligation to update or revise the information in this announcement, whether as a result of new information, future events or circumstances or otherwise.

SOURCE  Advancis Pharmaceutical Corporation
    -0-                             08/22/2005
    /CONTACT: Steve Shallcross, Senior Vice President & CFO, +1-301-944-6590, sshallcross@advancispharm.com, or Bob Bannon, Sr. Director, Investor Relations, +1-301-944-6710, rbannon@advancispharm.com, both of Advancis Pharmaceutical Corporation/
    /Web site:  http://www.advancispharm.com /